Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

On May 20, 2026, AvalonBay Communities, Inc., a Maryland corporation ("AvalonBay"), Equity Residential, a Maryland real estate investment trust ("Equity Residential"), ERP Operating Limited Partnership, an Illinois limited partnership ("ERP Operating Partnership") and Canopy Merger Sub LLC, a Maryland limited liability company and a direct wholly owned subsidiary of Equity Residential ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement") to combine through a stock-for-stock merger (the "Merger") and form the combined company (the "Combined Company"). Upon the terms and subject to the conditions of the Merger Agreement, (i) on the closing date but prior to the effective time, AvalonBay will contribute certain assets in exchange for partnership interests in ERP Operating Partnership ("ERP Operating Partnership Units") that have, in the aggregate, a value equal to the fair market value of such contributed assets and (ii) following the asset contribution and at the effective time, AvalonBay will merge with and into Merger Sub, with Merger Sub surviving the Merger as a direct, wholly owned subsidiary of Equity Residential. Immediately following the closing of the Merger, Merger Sub will merge with and into ERP Operating Partnership, with ERP Operating Partnership remaining as the surviving entity.

Equity Residential is the general partner of, and as of June 30, 2026, owned an approximate 97.6% ownership interest in ERP Operating Partnership. ERP Operating Partnership Units can be exchanged on a one-for-one basis with common shares of beneficial interest, par value $0.01 per share, of Equity Residential ("Equity Residential Common Shares"). References to the "Parent Company" mean collectively Equity Residential and ERP Operating Partnership. The Parent Company refers to "Common Shares" and "Units" as equity securities for Equity Residential and "General Partner Units" and "Limited Partner Units" as equity securities for ERP Operating Partnership.

The Merger Agreement provides that each outstanding share of common stock of AvalonBay, par value $0.01 per share ("AvalonBay Common Stock") (other than shares of AvalonBay Common Stock held in treasury or held or owned by AvalonBay, Equity Residential or Merger Sub (collectively, the ("Cancelled Shares")) issued and outstanding immediately prior to the Merger will be converted at the effective time into the right to receive 2.793 Equity Residential Common Shares and cash in lieu of fractional shares, if any (the "Exchange Ratio"). This Exchange Ratio is fixed and will not be adjusted to reflect stock price changes prior to the consummation of the Merger. Accordingly, the value of the consideration to be received in exchange for each share of AvalonBay Common Stock will fluctuate with the market value of Equity Residential Common Shares until the Merger is completed.

Equity Residential and AvalonBay expect to complete the Merger in the second half of 2026, although Equity Residential and AvalonBay cannot assure completion by any particular date, if at all.

Immediately following the completion of the Merger, legacy AvalonBay stockholders are expected to own approximately 51% and legacy Equity Residential shareholders approximately 49% of the Combined Company. After consideration of all applicable factors pursuant to the business combination accounting rules, the Merger results in a reverse acquisition in which Parent Company is considered the “legal acquirer” because Equity Residential issues Equity Residential Common Shares to AvalonBay stockholders, while AvalonBay is the “accounting acquirer” based on the following indicators: (i) legacy AvalonBay stockholders will hold the largest portion of the ownership percentage in the Combined Company; and (ii) AvalonBay’s senior management, including its Chief Executive Officer and President, will comprise the majority of the executive management team of the Combined Company. Although Equity Residential is issuing Equity Residential Common Shares to AvalonBay stockholders for legal purposes, AvalonBay is treated as the buyer for accounting purposes with Parent Company treated as the acquiree. Accordingly, the following Unaudited Pro Forma Condensed Consolidated Financial Statements present AvalonBay’s historical balances and results, with Parent Company’s assets and liabilities recorded at estimated fair value.

On May 20, 2026, in connection with the Merger, ERP Operating Partnership entered into a commitment letter (the "Commitment Letter") with Morgan Stanley Senior Funding, Inc. ("MSSF"), Wells Fargo Securities, LLC and Wells Fargo Bank, National Association ("Wells Fargo Bank"), pursuant to which MSSF (and its designated affiliates) and Wells Fargo Bank committed to provide ERP Operating Partnership with, subject to the terms and conditions of the Commitment Letter, up to $2.0 billion of senior unsecured bridge loans (the "Bridge Facility"). The proceeds of the Bridge Facility, together with cash on hand and proceeds of commercial paper issuances, are expected to be available to fund any repayment or refinancing of ERP Operating Partnership’s existing indebtedness and AvalonBay’s existing indebtedness and to pay fees and expenses related to the Merger, subject to the satisfaction of customary conditions set forth in the Commitment Letter. The Bridge Facility is expected to initially bear interest on amounts drawn at a rate of SOFR + 0.725% per annum (subject to change based on credit ratings and the time the Bridge Facility remains outstanding) plus additional fees, and will mature 364 days following the closing of the Merger. The timing and amounts of borrowings under the Bridge Facility, if any, have not yet been determined. Therefore, the pro forma financial information does not give effect to the Bridge Facility. However, the pro forma financial information gives effect to the expected issuance of commercial paper to finance estimated transaction costs that will be incurred for the Merger.

Pro Forma Information

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2026 have been prepared as if the Merger had occurred as of that date. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2025 and for the six months ended June 30, 2026 have been prepared as if the Merger had occurred on January 1, 2025. This report combines the Unaudited Pro Forma Condensed Consolidated Financial Statements of Equity Residential and ERP Operating Partnership as Parent Company believes that combining them into this single report provides the following benefits:

•
enhances investors' understanding of the Parent Company by enabling investors to view the business as a whole in the same manner as management views and operates the business;
•
eliminates duplicative disclosure and provides a more streamlined and readable presentation since a substantial portion of the disclosure applies to both Equity Residential and ERP Operating Partnership; and
•
creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying “Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.” The pro forma adjustments and the preliminary fair value measurements as presented are based on estimates and certain information that is currently available. The total deemed consideration (calculated based on the fair value of shares of AvalonBay Common Stock as if AvalonBay had issued AvalonBay Common Stock to effect the Merger) and the assignment of fair values to Parent Company’s identifiable assets acquired and liabilities assumed are preliminary and based upon currently available information and certain assumptions, are subject to change and could vary materially from the actual amounts at the time the Merger is completed. The fair value allocation will be finalized subsequent to the Merger being consummated.

The pro forma information has been prepared in accordance with Article 11 of Regulation S-X as promulgated by the Securities and Exchange Commission ("SEC"), as amended by the SEC’s final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” All significant adjustments necessary to reflect the effects of the Merger are based on reasonable estimates using the information currently available. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position of the Combined Company.

The Unaudited Pro Forma Condensed Consolidated Financial Statements, although helpful in illustrating the financial position and results of operations of the Combined Company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue and any costs necessary to earn additional revenue, or other factors that may result as a consequence of the Merger and do not attempt to predict or suggest future results.

You are urged to read the pro forma information below together with the historical audited and unaudited consolidated financial statements of each of AvalonBay and Parent Company and the related notes thereto.

AVALONBAY AND EQUITY RESIDENTIAL

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2026
(Amounts in thousands)

	AvalonBay Historical	Equity Residential Historical (A)	Pro Forma Merger Adjustments		Other Pro Forma Adjustments		Combined Company Pro Forma

ASSETS
Real estate, net	$20,974,899	$18,986,902	$14,969,138	(C)	$—		$54,930,939
Unconsolidated investments	199,046	323,342	32,260	(D)	—		554,648
Cash and cash equivalents	80,682	36,405	—		(50,470)	(E)	66,617
Restricted cash	165,436	106,975	—		—		272,411
Right-of-use lease assets	144,141	450,474	(3,504)	(F)	—		591,111
Other assets	736,147	371,479	(43,624)	(G)	—		1,064,002
Total assets	$22,300,351	$20,275,577	$14,954,270		$(50,470)		$57,479,728

LIABILITIES AND EQUITY
Liabilities:
Unsecured debt, net	$7,408,395	$6,002,002	$(314,148)	(H)	$—		$13,096,249
Variable rate unsecured credit facility and commercial paper, net	915,786	667,846	(66)	(H)	689,530	(H)	2,273,096
Mortgage notes payable, net	700,599	1,591,821	(56,299)	(H)	—		2,236,121
Dividends payable	256,954	269,489	—		—		526,443
Accrued expenses and other liabilities	627,515	554,009	—		—		1,181,524
Lease liabilities	162,444	303,831	(53,860)	(F)	—		412,415
Total liabilities	10,071,693	9,388,998	(424,373)		689,530		19,725,848

Redeemable Noncontrolling Interests – ERP Operating Partnership	—	189,941	—	(M)	—		189,941
Equity:
Shareholders' equity:
Preferred shares	—	17,155	—		—		17,155
Common shares	1,419	3,749	(3,749)	(I)	6,287	(I)	7,706
Additional paid-in-capital	11,739,908	9,840,190	15,663,270	(I)	(6,287)	(I)	37,237,081
Accumulated other comprehensive income	38,896	2,748	(2,748)	(J)	—		38,896
Retained earnings	242,188	651,138	(651,138)	(K)	(740,000)	(K)	(497,812)
Total shareholders’ equity	12,022,411	10,514,980	15,005,635		(740,000)		36,803,026
Noncontrolling Interests:
DownREIT Units and Partially Owned Properties	206,247	(1,158)	116,965	(L)	—		322,054
ERP Operating Partnership	—	182,816	256,043	(M)	—		438,859
Total Noncontrolling Interests	206,247	181,658	373,008		—		760,913
Total equity	12,228,658	10,696,638	15,378,643		(740,000)		37,563,939
Total liabilities and equity	$22,300,351	$20,275,577	$14,954,270		$(50,470)		$57,479,728

AVALONBAY AND EQUITY RESIDENTIAL

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six months ended June 30, 2026
(in thousands, except per share data)

	AvalonBay Historical	Equity Residential Historical (A)	Pro Forma Merger Adjustments		Other Pro Forma Adjustments		Combined Company Pro Forma

REVENUES
Total revenue	$1,548,047	$1,565,326	$—	(N)	$—		$3,113,373

EXPENSES
Operating expenses, excluding property taxes	394,188	402,698	—		—		796,886
Property taxes	180,223	205,324	—		—		385,547
Expensed transaction, development and other costs	28,011	1,610	—		—		29,621
Interest expense, net	141,559	161,883	19,635	(P)	15,289	(P)	338,366
Depreciation expense	466,079	493,875	150,529	(Q)	—		1,110,483
General and administrative expenses	49,214	78,045	—		—		127,259
Total expenses	1,259,274	1,343,435	170,164		15,289		2,788,162

Income (loss) from investments in unconsolidated entities	1,120	5,997	—		—		7,117
Structured Investment Program interest income	15,185	—	—		—		15,185
Gain (loss) on sale of real estate and other income	179,881	(16,214)	—		—		163,667
Income before income taxes	484,959	211,674	(170,164)		(15,289)		511,180
Income tax benefit (expense)	224	(833)	—		—		(609)
Income from continuing operations	485,183	210,841	(170,164)		(15,289)		510,571
Net income	485,183	210,841	(170,164)		(15,289)		510,571
Net (income) loss attributable to Noncontrolling Interests:
DownREIT Units and Partially Owned Properties	(3,733)	(2,173)	1,054	(R)	—		(4,852)
ERP Operating Partnership	—	(4,454)	(1,203)	(S)	164	(S)	(5,493)
Preferred distributions	—	(711)	—		—		(711)
Net income attributable to common shareholders	$481,450	$203,503	$(170,313)		$(15,125)		$499,515

Earnings per share – basic:	$3.43	$0.54					$0.65	(T)
Earnings per share – diluted:	$3.43	$0.54					$0.65	(T)

AVALONBAY AND EQUITY RESIDENTIAL

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2025
(in thousands, except per share data)

	AvalonBay Historical	Equity Residential Historical (A)	Pro Forma Merger Adjustments		Other Pro Forma Adjustments		Combined Company Pro Forma

REVENUES
Total revenue	$3,040,725	$3,095,208	$—	(N)	$—		$6,135,933

EXPENSES
Operating expenses, excluding property taxes	778,171	748,036	—		—		1,526,207
Property taxes	342,743	401,457	—		—		744,200
Expensed transaction, development and other costs	12,122	7,734	—		740,000	(O)	759,856
Interest expense, net	259,181	309,626	38,663	(P)	35,181	(P)	642,651
Depreciation expense	913,376	1,010,400	909,766	(Q)	—		2,833,542
General and administrative expenses	86,679	114,029	—		—		200,708
Total expenses	2,392,272	2,591,282	948,429		775,181		6,707,164

Income (loss) from investments in unconsolidated entities	39,691	6,433	—		—		46,124
Structured Investment Program interest income	27,476	—	—		—		27,476
Gain (loss) on sale of real estate and other income	339,844	643,175	—		—		983,019
Income before income taxes	1,055,464	1,153,534	(948,429)		(775,181)		485,388
Income tax benefit (expense)	1,135	(1,585)	—		—		(450)
Income from continuing operations	1,056,599	1,151,949	(948,429)		(775,181)		484,938
Net income	1,056,599	1,151,949	(948,429)		(775,181)		484,938
Net (income) loss attributable to Noncontrolling Interests:
DownREIT Units and Partially Owned Properties	(5,298)	(4,455)	2,433	(R)	—		(7,320)
ERP Operating Partnership	—	(27,405)	13,901	(S)	8,307	(S)	(5,197)
Preferred distributions	—	(1,422)	—		—		(1,422)
Net income attributable to common shareholders	$1,051,301	$1,118,667	$(932,095)		$(766,874)		$470,999

Earnings per share – basic:	$7.40	$2.95					$0.61	(T)
Earnings per share – diluted:	$7.40	$2.94					$0.60	(T)

AVALONBAY AND ERP OPERATING PARTNERSHIP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2026
(Amounts in thousands)

	AvalonBay Historical (B)	ERP Operating Partnership Historical (A)	Pro Forma Merger Adjustments		Other Pro Forma Adjustments		Combined Company Pro Forma

ASSETS
Real estate, net	$20,974,899	$18,986,902	$14,969,138	(C)	$—		$54,930,939
Unconsolidated investments	199,046	323,342	32,260	(D)	—		554,648
Cash and cash equivalents	80,682	36,405	—		(50,470)	(E)	66,617
Restricted cash	165,436	106,975	—		—		272,411
Right-of-use lease assets	144,141	450,474	(3,504)	(F)	—		591,111
Other assets	736,147	371,479	(43,624)	(G)	—		1,064,002
Total assets	$22,300,351	$20,275,577	$14,954,270		$(50,470)		$57,479,728

LIABILITIES AND EQUITY
Liabilities:
Unsecured debt, net	$7,408,395	$6,002,002	$(314,148)	(H)	$—		$13,096,249
Variable rate unsecured credit facility and commercial paper, net	915,786	667,846	(66)	(H)	689,530	(H)	2,273,096
Mortgage notes payable, net	700,599	1,591,821	(56,299)	(H)	—		2,236,121
Dividends payable	256,954	269,489	—		—		526,443
Accrued expenses and other liabilities	627,515	554,009	—		—		1,181,524
Lease liabilities	162,444	303,831	(53,860)	(F)	—		412,415
Total liabilities	10,071,693	9,388,998	(424,373)		689,530		19,725,848

Redeemable Limited Partners	—	189,941	—	(M)	—		189,941
Capital:
Partners' capital:
Preference Units	—	17,155	—		—		17,155
General Partner	11,983,515	10,495,077	15,008,383	(I)(K)	(740,000)	(I)(K)	36,746,975
Limited Partners	—	182,816	256,043	(M)	—		438,859
Accumulated other comprehensive income	38,896	2,748	(2,748)	(J)	—		38,896
Total partners' capital	12,022,411	10,697,796	15,261,678		(740,000)		37,241,885
Noncontrolling Interests:
DownREIT Units and Partially Owned Properties	206,247	(1,158)	116,965	(L)	—		322,054
Total Noncontrolling Interests	206,247	(1,158)	116,965		—		322,054
Total capital	12,228,658	10,696,638	15,378,643		(740,000)		37,563,939
Total liabilities and capital	$22,300,351	$20,275,577	$14,954,270		$(50,470)		$57,479,728

AVALONBAY AND ERP OPERATING PARTNERSHIP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Six months ended June 30, 2026
(in thousands, except per Unit data)

	AvalonBay Historical (B)	ERP Operating Partnership Historical (A)	Pro Forma Merger Adjustments		Other Pro Forma Adjustments		Combined Company Pro Forma

REVENUES
Total revenue	$1,548,047	$1,565,326	$—	(N)	$—		$3,113,373

EXPENSES
Operating expenses, excluding property taxes	394,188	402,698	—		—		796,886
Property taxes	180,223	205,324	—		—		385,547
Expensed transaction, development and other costs	28,011	1,610	—		—		29,621
Interest expense, net	141,559	161,883	19,635	(P)	15,289	(P)	338,366
Depreciation expense	466,079	493,875	150,529	(Q)	—		1,110,483
General and administrative expenses	49,214	78,045	—		—		127,259
Total expenses	1,259,274	1,343,435	170,164		15,289		2,788,162

Income (loss) from investments in unconsolidated entities	1,120	5,997	—		—		7,117
Structured Investment Program interest income	15,185	—	—		—		15,185
Gain (loss) on sale of real estate and other income	179,881	(16,214)	—		—		163,667
Income before income taxes	484,959	211,674	(170,164)		(15,289)		511,180
Income tax benefit (expense)	224	(833)	—		—		(609)
Income from continuing operations	485,183	210,841	(170,164)		(15,289)		510,571
Net income	485,183	210,841	(170,164)		(15,289)		510,571
DownREIT Units and Partially Owned Properties	(3,733)	(2,173)	1,054	(R)	—		(4,852)
Net income attributable to controlling interests	$481,450	$208,668	$(169,110)		$(15,289)		$505,719
ALLOCATION OF NET INCOME:
Preference Units	$—	$711	$—		$—		$711

General Partner	$481,450	$203,503	$(170,313)		$(15,125)		$499,515
Limited Partners	—	4,454	1,203	(S)	(164)	(S)	5,493
Net income available to Units	$481,450	$207,957	$(169,110)		$(15,289)		$505,008

Earnings per Unit – basic:	$3.43	$0.54					$0.65	(U)
Earnings per Unit – diluted:	$3.43	$0.54					$0.65	(U)

AVALONBAY AND ERP OPERATING PARTNERSHIP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year ended December 31, 2025
(in thousands, except per Unit data)

	AvalonBay Historical (B)	ERP Operating Partnership Historical (A)	Pro Forma Merger Adjustments		Other Pro Forma Adjustments		Combined Company Pro Forma

REVENUES
Total revenue	$3,040,725	$3,095,208	$—	(N)	$—		$6,135,933

EXPENSES
Operating expenses, excluding property taxes	778,171	748,036	—		—		1,526,207
Property taxes	342,743	401,457	—		—		744,200
Expensed transaction, development and other costs	12,122	7,734	—		740,000	(O)	759,856
Interest expense, net	259,181	309,626	38,663	(P)	35,181	(P)	642,651
Depreciation expense	913,376	1,010,400	909,766	(Q)	—		2,833,542
General and administrative expenses	86,679	114,029	—		—		200,708
Total expenses	2,392,272	2,591,282	948,429		775,181		6,707,164

Income (loss) from investments in unconsolidated entities	39,691	6,433	—		—		46,124
Structured Investment Program interest income	27,476	—	—		—		27,476
Gain (loss) on sale of real estate and other income	339,844	643,175	—		—		983,019
Income before income taxes	1,055,464	1,153,534	(948,429)		(775,181)		485,388
Income tax benefit (expense)	1,135	(1,585)	—		—		(450)
Income from continuing operations	1,056,599	1,151,949	(948,429)		(775,181)		484,938
Net income	1,056,599	1,151,949	(948,429)		(775,181)		484,938
DownREIT Units and Partially Owned Properties	(5,298)	(4,455)	2,433	(R)	—		(7,320)
Net income attributable to controlling interests	$1,051,301	$1,147,494	$(945,996)		$(775,181)		$477,618
ALLOCATION OF NET INCOME:
Preference Units	$—	$1,422	$—		$—		$1,422

General Partner	$1,051,301	$1,118,667	$(932,095)		$(766,874)		$470,999
Limited Partners	—	27,405	(13,901)	(S)	(8,307)	(S)	5,197
Net income available to Units	$1,051,301	$1,146,072	$(945,996)		$(775,181)		$476,196

Earnings per Unit – basic:	$7.40	$2.95					$0.61	(U)
Earnings per Unit – diluted:	$7.40	$2.94					$0.60	(U)

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Pro Forma Presentation

For purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, which we refer to as the unaudited pro forma financial statements, we have assumed a total preliminary purchase price for the Merger of approximately $25.5 billion, which for accounting purposes as a reverse acquisition, consists of shares of AvalonBay Common Stock issued.

The pro forma adjustments that give effect to the Merger assume the acquisition of Parent Company is a business combination, with AvalonBay considered the accounting acquirer of Parent Company. Accordingly, the purchase price is allocated to the underlying Parent Company tangible and intangible assets acquired and liabilities assumed based on their respective fair values.

We expect that the Merger will create operational and general and administrative cost savings, including property management costs, investment management costs, and costs associated with corporate administration and infrastructure, including duplicative public company costs. There can be no assurance that we will be successful in achieving these anticipated cost savings. Therefore, the unaudited pro forma financial statements included herein do not give effect to any synergies or dis-synergies, potential cost reductions or other operating efficiencies expected to result from the Merger based on management’s plans or intent after the Merger.

To the extent identified, certain reclassifications have been reflected in the unaudited pro forma financial statements to conform Parent Company’s financial statement presentation to that of AvalonBay as the accounting acquirer. However, consistent with the requirements of reverse acquisition accounting, the equity structure presented reflects that of the legal acquirer. Accordingly, because AvalonBay does not have a limited partnership capital structure, certain reclassifications have been reflected in the unaudited pro forma financial statements to conform the capital portion of AvalonBay's financial statement presentation to that of ERP Operating Partnership. The unaudited pro forma financial statements may not reflect all the adjustments necessary to conform Parent Company’s accounting policies to those of AvalonBay due to limitations on the availability of information as of the date of this report.

(A)
The Parent Company historical amounts include reclassification of certain Parent Company balances to conform to the AvalonBay presentation as described below:

Balance Sheet:

•
Parent Company’s presentation included separate line items for Accounts payable and accrued expenses and Other liabilities. These balances have been reclassified to Accrued expenses and other liabilities to conform to AvalonBay’s presentation.

Statement of Operations:

•
Parent Company’s presentation included asset management income and other income as a component of Interest and other income. These balances have been reclassified to Total revenue.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Rental income (historical)	$1,564,895	$3,093,959
Add: Portion of Interest and other income	431	1,249
Total Revenue, as presented	$1,565,326	$3,095,208
•
Parent Company’s Property and maintenance and Property management line items have been reclassified to Operating expenses, excluding property taxes. Further, insurance from Parent Company’s Property taxes and insurance and a portion of Parent Company’s Other expenses line item primarily related to advocacy costs have been reclassified to Operating expenses, excluding property taxes.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Property and maintenance (historical)	$292,410	$564,704
Property management (historical)	73,290	133,369
Add: Insurance from Real estate taxes and insurance	33,959	48,997
Add: Portion of Other expenses	3,039	966
Operating expenses, excluding property taxes, as presented	$402,698	$748,036
•
Parent Company’s presentation included Real estate taxes and insurance within one line item. Insurance costs have been reclassified to Operating expenses, excluding property taxes.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Real estate taxes and insurance	$239,283	$450,454
Less: Insurance	(33,959)	(48,997)
Property taxes, as presented	$205,324	$401,457

•
Parent Company’s presentation included transaction and pursuit costs of $1.6 million and $7.7 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, as part of the Other expenses line item. Transaction and pursuit costs have been reclassified to Expensed transaction, development and other costs.
•
Parent Company’s presentation separately disclosed interest income within Interest and other income and non-debt-related interest expense and bank fees within Other expenses. AvalonBay’s presentation discloses Interest expense, net which includes all interest expense and bank fees, and is net of interest income. Parent Company’s interest income, non-debt-related interest expense and bank fees were reclassified to Interest expense, net.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Interest expense incurred, net (historical)	$159,832	$306,798
Amortization of deferred financing costs (historical)	4,290	8,768
Less: Portion of Interest and other income	(3,843)	(8,976)
Add: Portion of Other expenses	1,604	3,036
Interest expense, net, as presented	$161,883	$309,626

•
Parent Company’s presentation of Other expenses included various litigation and other settlement costs that AvalonBay classifies as part of General and administrative expenses.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

General and administrative (historical)	$33,505	$65,280
Add: Portion of Other expenses	44,540	48,749
General and administrative, as presented	$78,045	$114,029

•
Parent Company’s presentation includes realized and unrealized gains and losses on investment securities as part of Interest and other income. These amounts were reclassified to Income from unconsolidated investments.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Income (loss) from investments in unconsolidated entities (historical)	$(4,360)	$(18,915)
Add: Portion of Interest and other income	10,357	25,348
Income from unconsolidated investments, as presented	$5,997	$6,433

•
Parent Company’s presentation separately disclosed Net gain (loss) on sale of real estate properties and Net gain (loss) on sale of land parcels. These amounts were reclassified to Gain (loss) on sale of real estate and other income along with a portion of Interest and other income related to miscellaneous one-time tax credits.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Net gain (loss) on sales of real estate properties (historical)	$(16,776)	$626,388
Net gain (loss) on sales of land parcels (historical)	—	(80)
Add: Portion of Interest and other income	562	16,867
Gain (loss) on sale of real estate and other income	$(16,214)	$643,175
(B)
The AvalonBay historical presentation includes reclassification of certain AvalonBay financial statement line items to conform to the presentation of a limited partnership as described below:

Balance Sheet:

•
AvalonBay's presentation of Equity - Common shares, Equity - Additional paid-in capital, and Equity - Retained earnings have been reclassified in total as Partners' Capital - General Partner.

As of June 30, 2026
Equity - Common shares (historical)	$1,419
Equity - Additional paid-in-capital (historical)	11,739,908
Equity - Retained earnings (historical)	242,188
Partners' Capital - General Partner, as presented	$11,983,515

•
AvalonBay's presentation included $12.0 billion on the Total shareholders' equity line item. This amount has been reclassified as Total partners' capital.
•
AvalonBay's presentation included $12.2 billion on the Total equity line item. This amount has been reclassified as Total capital.
•
AvalonBay's presentation included $22.3 billion on the Total liabilities and equity line item. This amount has been reclassified as Total liabilities and capital.

Statement of Operations:

•
AvalonBay's presentation included Net income attributable to common shareholders of $481.5 million and $1.1 billion for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. These amounts have been reclassified as Net income attributable to controlling interests, Allocation of net income to General Partner, and Net income available to Units.

The unaudited pro forma adjustments are based on preliminary estimates, accounting judgments and currently available assumptions that AvalonBay and Parent Company’s management believes are reasonable. All significant adjustments necessary to reflect the effects of the Merger are based on reasonable estimates using the information currently available.

Transaction Costs

For purposes of the pro forma information, adjustments for the estimated transaction costs for the Merger have been included. The estimated transaction and integration costs ("Transaction Costs") for both AvalonBay and Parent Company are expected to be approximately $740.0 million in the aggregate, comprised of (i) real estate transfer taxes, (ii) advisory fees, (iii) legal and accounting and other professional fees, (iv) financing costs, and (v) executive change-in-control and severance payments for executives not expected to continue with the Combined Company. These Transaction Costs are expensed as incurred and are reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2025. These Transaction Costs estimates are preliminary and subject to change as additional information becomes available; actual costs incurred may differ materially from these estimates. The Transaction Costs, together with the associated interest expense on the commercial paper issued to fund them, are non-recurring items directly attributable to the Merger and are not expected to affect the Combined Company's results of operations beyond the twelve months following the closing of the Merger.

The unaudited pro forma financial statements do not reflect: (i) non-executive employee severance, redundancy or workforce reduction costs, (ii) technology, systems integration or data migration costs, (iii) any cost savings or operating synergies that the Combined Company may realize following the Merger or the costs necessary to achieve such synergies or (iv) any dis-synergies that may result from the Merger.

Note 2: Significant Accounting Policies

The accounting policies used in the preparation of these unaudited pro forma financial statements are those set out in AvalonBay’s unaudited consolidated financial statements as of and for the six months ended June 30, 2026 and AvalonBay’s audited consolidated financial statements for the year ended December 31, 2025. Based on the procedures performed to date, AvalonBay and Parent Company’s management have not identified any significant accounting policy differences expected to have a material impact on the pro forma financial information. A more comprehensive review will be completed prior to the closing date.

AvalonBay will continue to conduct a more detailed review of Parent Company’s accounting policies to determine if differences in accounting policies require further reclassification or adjustment of Parent Company’s assets, liabilities or noncontrolling interests, or reclassification or adjustment of results of operations to conform to AvalonBay’s accounting policies and classifications. Therefore, AvalonBay may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma financial statements. In certain cases, the information necessary to evaluate the differences in accounting policies and the impacts thereof may not be available until after the closing date.

Note 3: Preliminary Purchase Price and Consideration

As AvalonBay is the accounting acquirer, the calculation of the purchase price for accounting purposes is based on shares of AvalonBay Common Stock. However, under the terms of the Merger Agreement, each share of AvalonBay Common Stock (other than the Cancelled Shares) issued and outstanding immediately prior to the Merger will be converted at the effective time into the right to receive 2.793 Equity Residential Common Shares, plus cash in lieu of fractional shares, if any. The conversion would result in approximately 770.6 million common shares of the Combined Company outstanding following the Merger, based on the number of shares of AvalonBay Common Stock and Equity Residential Common Shares outstanding in each case as of June 30, 2026.

The estimated aggregate consideration has been determined based on the closing price of shares of AvalonBay Common Stock on July 15, 2026, the latest practicable date prior to the date of this report, of $190.29.

The pro forma financial information reflects estimated aggregate consideration of approximately $25.5 billion for the Merger, as calculated below due to AvalonBay being the accounting acquirer (in thousands, except price per share):

Total estimated common shares of Combined Company	770,588
Equivalent pre-exchange shares of AvalonBay	275,900
Less: Outstanding shares of AvalonBay as of June 30, 2026	(141,876)
Hypothetical AvalonBay shares to be issued to acquire Parent Company as of June 30, 2026	134,024
AvalonBay share price as of July 15, 2026	$190.29
Total estimated aggregate consideration	$25,503,460

The above estimated aggregate consideration excludes an estimate for the fair value of the pre-combination portion of Equity Residential’s share-based compensation awards, as this amount is not expected to be material. In addition, we have not included an adjustment to the Unaudited Pro Forma Condensed Consolidated Statements of Operations to reflect the change in compensation expense as a result of the estimated fair value of Equity Residential’s unamortized share-based compensation awards attributable to the post-combination period as the impact is not expected to be material.

The actual purchase price will fluctuate with the market price of shares of AvalonBay Common Stock until the Merger is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma financial statements.

The following table presents the changes to the value of the consideration for the Merger and the total preliminary estimated purchase price based on a ten percent (10%) increase and decrease in the price per share of AvalonBay Common Stock (in thousands, except the per share price of AvalonBay Common Stock) and 134,024,000 shares to be issued. Changes in share price and the value of the consideration could impact the fair value of the acquired real estate assets and related depreciation recognized in the Combined Company’s financial statements. These estimates are preliminary and subject to change upon finalization of the purchase price allocation.

	Price of AvalonBay Common Stock	Estimated Aggregate Consideration

AvalonBay share price as of July 15, 2026	$190.29	$25,503,460
Decrease of 10%	$171.26	$22,953,114
Increase of 10%	$209.32	$28,053,807

Note 4: Preliminary Purchase Price Allocation

The preliminary estimated purchase price has been allocated to the assets acquired and liabilities assumed for purposes of these unaudited pro forma financial statements, based on their fair values, assuming the Merger was completed on June 30, 2026. The final fair values will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive valuation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing these unaudited pro forma financial statements. The final purchase price allocation will be determined after the Merger is completed and all information necessary to determine the fair value of Parent Company’s assets and liabilities has been received. As a result, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein.

The preliminary estimated purchase price of Parent Company (as calculated in the manner described above) is allocated to the assets to be acquired and the liabilities to be assumed on the following preliminary basis (in thousands):

Real Estate, net	$33,956,040
Unconsolidated investments	355,602
Cash and cash equivalents	36,405
Restricted cash	106,975
Right-of-use lease assets	446,970
Other assets	327,855
Unsecured debt, net	(5,687,854)
Variable rate unsecured credit facility and commercial paper, net	(667,780)
Mortgage notes payable, net	(1,535,522)
Dividends payable	(269,489)
Accrued expenses and other liabilities	(554,009)
Lease liabilities	(249,971)
Redeemable Noncontrolling Interests - ERP Operating Partnership	(189,941)
Preferred shares	(17,155)
Noncontrolling Interests - Partially Owned Properties	(115,807)
Noncontrolling Interests - ERP Operating Partnership	(438,859)
Total estimated aggregate consideration	$25,503,460

Note 5: Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

(C)
Real estate, net

The real estate assets to be acquired by AvalonBay through the Merger are reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet based on a preliminary estimated fair value using a discounted cash flow analysis. The real estate assets acquired generally consist of land and improvements, buildings and improvements, in-place leases and furniture, fixtures and equipment. The adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent the differences between the preliminary fair value of the multifamily property assets to be acquired by AvalonBay through the Merger and Parent Company’s historical balances for investment in real estate, net of accumulated depreciation. Parent Company’s historical accumulated depreciation was eliminated since the assets are recognized and presented at fair value.

(D)
Unconsolidated investments

The interests in unconsolidated investments to be acquired by AvalonBay through the Merger are reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet based on a preliminary estimated fair value. Parent Company’s historical unconsolidated investments in real estate assets have been adjusted to their estimated fair value based on Parent Company’s ownership percentage of the estimated total fair value of the real estate assets valued using a discounted cash flow approach, net of the estimated total fair value of the related debt. Parent Company’s historical unconsolidated investments in real estate technology funds/companies have been adjusted to the estimated fair value of Parent Company’s ownership percentage in the funds’ holdings as reported by the funds/companies. Income (loss) from unconsolidated entities is not expected to be materially different as a result of these adjustments.

(E)
Cash and cash equivalents

In connection with the Merger, it is expected that Parent Company will issue commercial paper to cover Merger Transaction Costs. The aggregate Transaction Costs for both AvalonBay and Parent Company are expected to be approximately $740.0 million, as described above. The pro forma adjustment to cash and cash equivalents reflects (i) the receipt of gross proceeds of $740.0 million from the issuance of commercial paper, less (ii) the original issue discount of $50.5 million associated with the issuance of the commercial paper (interest expense) and (iii) the payment of $740.0 million of Transaction Costs. The following table summarizes the pro forma adjustment (in thousands):

June 30, 2026
Issuance of commercial paper	$740,000
Original issue discount on commercial paper (interest expense)	(50,470)
Payment of Transaction Costs	(740,000)
Total pro forma adjustment	$(50,470)

(F)
Right-of-use lease assets and Lease liabilities

The right-of-use lease assets and lease liabilities are related to ground and corporate office leases for which Parent Company is the lessee as of June 30, 2026. These leases, which will be acquired by AvalonBay through the Merger, are reflected as if the leases are new as of June 30, 2026. The lease liabilities are initially measured at the present value of the remaining contractual lease payments using AvalonBay’s incremental borrowing rate as the discount rate, as the rates implicit in the leases and the incremental borrowing rate of the Combined Company are not currently readily determinable. The weighted average discount rate used was 5.9%. The right-of-use lease assets are initially measured at an amount equal to the lease liability, adjusted for prepaid amounts and off-market lease intangibles. As the fair value of off-market lease intangibles as of June 30, 2026 are not expected to differ materially from Parent Company’s historical off-market lease intangible balances as of June 30, 2026, the related lease expense is not expected to materially change. These amounts are preliminary and subject to change upon finalization of the fair value allocation following the completion of the Merger.

(G)
Other assets

The pro forma adjustment for Other assets included the elimination of historical carrying values for balances that are not treated as separately recognized net assets as well as the fair value of Parent Company’s equity investments. The following table summarizes the pro forma adjustment (in thousands):

June 30, 2026
Straight-line rents receivable	$(30,914)
Line of credit deferred financing fees	(12,710)
Total pro forma adjustment	$(43,624)

(H)
Unsecured debt, net, Variable rate unsecured credit facility and commercial paper, net, and Mortgage notes payable, net

The pro forma adjustments to debt balances reflect the estimated fair value and are inclusive of the elimination of historical unamortized deferred financing costs and discounts of $60.1 million which will not be a component of the net assets acquired by the Combined Company. In addition, in connection with the Merger, it is expected that Parent Company will issue $740.0 million in commercial paper to cover expected Transaction Costs, as described above. The amount and form of the borrowings has not yet been finalized, and AvalonBay and Parent Company continue to evaluate available debt financing alternatives. These amounts are preliminary and subject to change upon completion of the Merger. The pro forma adjustments for debt include the following (in thousands):

	Elimination of Historical Amounts	Recognition of Post-Merger Amounts	Net Pro Forma Merger Adjustments	Debt Transaction Costs	Total Pro Forma Adjustments

Unsecured debt, net	$40,023	$(354,171)	$(314,148)	$—	$(314,148)
Variable rate unsecured credit facility and commercial paper, net	154	(220)	(66)	689,530	689,464
Mortgage notes payable, net	19,971	(76,270)	(56,299)	—	(56,299)
	$60,148	$(430,661)	$(370,513)	$689,530	$319,017

The unsecured debt of AvalonBay that will be assumed by ERP Operating Partnership if it consummates the post-closing merger with Merger Sub (as successor to AvalonBay following the Merger of AvalonBay with and into Merger Sub), with ERP Operating Partnership surviving such post-closing merger as the surviving entity, will rank equally with all of ERP Operating Partnership’s other present and future unsecured and unsubordinated indebtedness, but will be effectively subordinated to ERP Operating Partnership's secured indebtedness and will not be the obligation of any of ERP Operating Partnership's subsidiaries.

(I)
Common shares and Additional paid-in capital/General partner's capital

As AvalonBay is the accounting acquirer in this reverse acquisition, the pro forma adjustment reflects a deemed equity issuance measured at the fair value of AvalonBay Common Stock as of July 15, 2026 with the legal capital structure of the Combined Company reflected using Equity Residential’s Common Share/limited partnership structure.

As such, the 396.3 million Equity Residential Common Shares issued to AvalonBay stockholders are recorded at $0.01 par value per share, with the excess of deemed fair value over par recorded to additional paid-in capital. AvalonBay’s historical par value of $1.4 million is eliminated and Equity Residential’s existing 374.3 million Common Shares outstanding are retained at their historical par value.

Additional paid-in capital for the Combined Company is comprised of AvalonBay's historical additional paid-in-capital balance of $11.7 billion and the total estimated consideration of $25.5 billion for the acquisition of Parent Company (which creates an adjustment of $15.7 billion of additional paid-in capital over Parent Company's historical balance of $9.8 billion), less $6.3 million allocated to the par value of common shares of the Combined Company.

General partner's capital for the Combined Company is comprised of AvalonBay's historical general partner's capital balance of $12.0 billion (as reclassified per Note B) and the total estimated consideration of $25.5 billion for the acquisition of Parent Company (which creates an adjustment of $15.0 billion of general partner's capital over Parent Company's historical balance of $10.5 billion), less $740.0 million of Transaction Costs.

The following tables summarize the pro forma adjustments (in thousands, except the Exchange Ratio):

As of June 30, 2026
Common shares:
AvalonBay Common Stock outstanding	141,876
Exchange Ratio to convert AvalonBay Common Stock to Equity Residential Common Shares	2.793
Equity Residential Common Shares issued to AvalonBay stockholders	396,260
Equity Residential Common Shares outstanding	374,330
Total Combined Company common shares outstanding, $0.01 par value	770,590
Par value of total Combined Company common shares outstanding	$7,706
Historical par value of AvalonBay Common Stock outstanding	(1,419)
Adjustment to reflect par value of total common shares of Combined Company	$6,287

As of June 30, 2026
Additional paid-in capital:
Historical balance of AvalonBay additional paid-in capital	$11,739,908
Total estimated aggregate consideration for acquisition	25,503,460
Adjustment to reflect par value of total common shares of Combined Company	(6,287)
Combined Company additional paid-in capital	$37,237,081

As of June 30, 2026
General Partner:
AvalonBay General partner's capital outstanding	$11,983,515
Total estimated aggregate consideration for acquisition	25,503,460
Recognition of Transaction Costs	(740,000)
Combined Company General partner's capital	$36,746,975

(J)
Accumulated other comprehensive income

Represents the elimination of Parent Company’s historical accumulated other comprehensive income related to the deferred gains and losses on Parent Company’s forward starting swaps designated as cash flow hedges.

(K)
Retained earnings

Represents the elimination of Equity Residential’s historical retained earnings of $651.1 million and the recognition of $740.0 million of Transaction Costs. Retained earnings is included in general partner's capital in the AvalonBay and ERP Operating Partnership Unaudited Pro Forma Condensed Consolidated Balance Sheet.

(L)
Noncontrolling Interests – DownREIT Units and Partially Owned Properties

The pro forma adjustment represents the fair value of minority interests in a number of Parent Company’s consolidated operating properties. Historical balances of non-controlling interest in certain operating properties have been adjusted to their estimated fair value calculated based on the minority interest ownership percentage of the estimated fair value of the underlying community assets, calculated based on a discounted cash flow analysis, net of the estimated total fair value of the related debt.

(M)
Noncontrolling Interests – ERP Operating Partnership/Limited Partners Capital and Redeemable Noncontrolling Interests – ERP Operating Partnership/Redeemable Limited Partners

The Noncontrolling Interests – ERP Operating Partnership/Limited Partners Capital and Redeemable Noncontrolling Interests – ERP Operating Partnership/Redeemable Limited Partners to be acquired by AvalonBay through the Merger are reflected at fair value in the Unaudited Pro Forma Condensed Consolidated Balance Sheet based on the number of ERP Operating Partnership Units outstanding as of June 30, 2026 and the price of Equity Residential Common Shares as of June 30, 2026. The adjustment to Noncontrolling Interests – ERP Operating Partnership/Limited Partners Capital reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet represents the difference between the fair value of the Noncontrolling Interests – ERP Operating Partnership/Limited Partners Capital and Parent Company’s historical balance.

Redeemable Noncontrolling Interests – ERP Operating Partnership/Redeemable Limited Partners are those where Equity Residential is required, either by contract or securities law, to deliver registered common shares. Instruments that require settlement in registered shares cannot be classified in permanent equity as it is not always completely within an issuer’s control to deliver registered shares. Therefore, settlement in cash is assumed and that responsibility for settlement in cash is deemed to fall to ERP Operating Partnership as the primary source of cash for Equity Residential, resulting in presentation in the mezzanine section of the balance sheet and are presented at the greater of book value or fair market value based on the common share price at the end of each respective reporting period. The Redeemable Noncontrolling Interests – ERP Operating Partnership/Redeemable Limited Partners were adjusted to fair market value as of June 30, 2026 on Parent Company’s historical balance sheet; therefore, no pro forma adjustment was necessary on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of that date.

Note 6: Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

(N)
Total revenue

No pro forma adjustment to Parent Company’s historical revenue related to deferred straight-line rent or above- or below-market in-place leases was recorded as the majority of Parent Company’s leases have a term of one year or less and do not contain rent increases. Additionally, because residential leases reset to prevailing market rates at each annual renewal, in-place residential rents are expected to approximate current market rents at the assumed acquisition date, with any above- or below-market variance limited to a remaining lease term of approximately six months or less, resulting in an immaterial fair value adjustment. With respect to Parent Company’s commercial leases, the impact of deferred straight-line rent and above- or below-market lease intangibles on revenue are likewise expected to be immaterial.

(O)
Expensed transaction, development, and other costs

The expensed transaction, development, and other costs adjustment of $740.0 million for the year ended December 31, 2025 is for estimated Transaction Costs in connection with the Merger, as described above.

(P)
Interest expense, net

Parent Company’s interest expense was adjusted to reflect the (i) removal of historical interest expense related to amortization of deferred financing costs, debt issuance premiums and discounts and amortization of deferred hedging gains and losses of $7.5 million and $15.5 million, for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, and (ii) the addition of interest expense related to amortization of premiums and discounts based on the estimated fair value of the debt of $27.1 million and $54.2 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

The Combined Company pro forma interest expense includes estimated interest expense of $15.3 million and $35.2 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, related to an estimated $740.0 million commercial paper issuance to fund Transaction Costs. The issuance was assumed to have occurred on January 1, 2025. Commercial paper interest rates are variable in nature. The estimated interest expense amounts represent an approximate 4.13% and 4.75% weighted average rate for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. A 10% fluctuation in the weighted average rates would change the estimated interest expense amounts by approximately $1.5 million and $3.5 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

(Q)
Depreciation expense

Depreciation expense was adjusted to remove $493.9 million and $1.0 billion of Parent Company’s historical depreciation expense and recognize $644.4 million and $1.9 billion of depreciation expense for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. For purposes of this adjustment, the estimated depreciation expense recognized reflects the estimated fair values of the real estate, net, the estimated components of the real estate acquired, and an estimated useful life of 30 years for building and improvements, an estimated amortization period for in-place leases of 6 months and an estimated useful life of 7 years for furniture and fixtures, consistent with AvalonBay’s useful life policy.

(R)
Net (income) loss attributable to noncontrolling interests – DownREIT Units and Partially Owned Properties

An adjustment of $1.1 million for the six months ended June 30, 2026 and $2.4 million for the year ended December 31, 2025 was made to the income allocated to noncontrolling interests in the partially owned properties that Equity Residential consolidates. The adjustment was calculated based on the net impact of the purchase accounting adjustments to depreciation expense based on the fair values of the underlying real estate.

(S)
Net (income) loss attributable to Noncontrolling Interests – ERP Operating Partnership/Limited Partners

An adjustment of $1.2 million for the six months ended June 30, 2026 and $13.9 million for the year ended December 31, 2025 was made to the income allocated to the ERP Operating Partnership unitholders/limited partners based on the adjusted net income of Parent Company and changes in the estimated non-controlling interest/limited partner ownership percentage in the Combined Company.

Additionally, an adjustment of $0.2 million for the six months ended June 30, 2026 and $8.3 million for the year ended December 31, 2025 was made to the income allocated to the ERP Operating Partnership unitholders/limited partners based on the estimated Transaction Costs and interest expense associated with the Merger.

Note 7: Pro Forma Net Income Available to Common Shareholders and Unitholders per Share/Unit

(T)
Earnings per share

Pro forma basic and diluted earnings per share are calculated using the weighted average number of Equity Residential Common Shares outstanding during the period as Equity Residential is the legal acquirer for the reverse acquisition. The Equity Residential Common Shares issued to AvalonBay stockholders are included in the denominator for the full period presented because the pro forma income statement assumes the Merger was consummated at the beginning of the period. The weighted average shares attributable to AvalonBay stockholders are computed by multiplying the historical weighted average of AvalonBay Common Stock outstanding by the Exchange Ratio, converting them into an Equity Residential Common Share equivalent. The unaudited pro forma adjustment to earnings per share is as follows (in thousands, except per share data and the Exchange Ratio):

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Numerator:
Net Income attributable to shareholders - basic	$499,515	$470,999
Net Income attributable to shareholders	$499,515	$470,999
Net Income attributable to ERP Operating Partnership	5,493	5,197
Net Income attributable to shareholders – diluted	$505,008	$476,196

Denominator:
Weighted average common shares – basic	766,073	775,488
Effect of dilutive securities	13,172	13,837
Weighted average common shares – diluted	779,245	789,325
Earnings per share – basic	$0.65	$0.61
Earnings per share – diluted	$0.65	$0.60

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

AvalonBay historical weighted average common shares – basic	140,052	141,739
Exchange Ratio	2.793	2.793
Adjusted AvalonBay weighted average common shares - basic	391,166	395,878
Equity Residential historical weighted average common shares - basic	374,907	379,610
Combined Company weighted average common shares - basic	766,073	775,488
AvalonBay historical dilutive securities	1,271	1,087
Exchange Ratio	2.793	2.793
Adjusted AvalonBay dilutive securities	3,551	3,036
Equity Residential historical dilutive securities	9,621	10,801
Combined Company dilutive securities	13,172	13,837
Combined Company weighted average common shares - diluted	779,245	789,325

(U)
Earnings per Unit

Pro forma basic and diluted earnings per unit are calculated using the weighted average number of ERP Operating Partnership Units outstanding during the period as ERP Operating Partnership is the legal acquirer for the reverse acquisition. The ERP Operating Partnership Units issued to AvalonBay stockholders are included in the denominator for the full period presented because the pro forma income statement assumes the Merger was consummated at the beginning of the period. The weighted average ERP Operating Partnership Units attributable to AvalonBay stockholders are computed by multiplying the historical weighted average of AvalonBay Common Stock outstanding by the Exchange Ratio, converting them into an ERP Operating Partnership Unit equivalent. The unaudited pro forma adjustment to earnings per Unit is as follows (in thousands, except per Unit data and the Exchange Ratio):

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Numerator:
Net Income attributable to unitholders - basic and diluted	$505,008	$476,196

Denominator:
Weighted average Units – basic	774,275	784,979
Effect of dilutive securities	4,970	4,346
Weighted average Units – diluted	779,245	789,325
Earnings per Unit – basic	$0.65	$0.61
Earnings per Unit – diluted	$0.65	$0.60

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

AvalonBay historical weighted average Units – basic	140,052	141,739
Exchange Ratio	2.793	2.793
Adjusted AvalonBay weighted average Units - basic	391,166	395,878
ERP Operating Partnership historical weighted average Units - basic	383,109	389,101
Combined Company weighted average Units - basic	774,275	784,979
AvalonBay historical dilutive securities	1,271	1,087
Exchange Ratio	2.793	2.793
Adjusted AvalonBay dilutive securities	3,551	3,036
ERP Operating Partnership historical dilutive securities	1,419	1,310
Combined Company dilutive securities	4,970	4,346
Combined Company weighted average Units - diluted	779,245	789,325